Exhibit 32.1
Certification
          Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Elcom International, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (the “Form 10-QSB”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

Dated: November 9, 2005	/s/Robert J. Crowell
Robert J. Crowell
Chairman and Chief Executive Officer (Principal Executive Officer)